Exhibit 10.19

PROKIDNEY CORP.

INCENTIVE STOCK OPTION AWARD AGREEMENT

This Incentive Stock Option Award Agreement (“Agreement”) is entered into by and between ProKidney Corp. (the “Company”) and the employee whose name appears below (the “Participant”) in order to set forth the terms and conditions of Incentive Stock Options (the “Options”) granted to the Participant under the ProKidney Corp. 2022 Incentive Equity Plan (as may be amended and restated from time to time, the “Plan”).

Participant’s Name: Timothy Bertram

Award Type	“Date of Grant”	Number of Shares Subject to Options	“Exercise Price”	“Vesting Schedule”
Incentive Stock Options	October 20, 2022	3,639,607 Class A ordinary shares	US$10.33	See Agreement and Appendix A

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant as set forth above, and the Participant hereby accepts, the number of Options, with the Exercise Price and Vesting Schedule, each as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.

IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Agreement as of the Date of Grant.

PROKIDNEY CORP.		PARTICIPANT

By:	/s/ Todd Girolamo	/s/ Timothy Bertram
	Name: Todd Girolamo	Name: Timothy Bertram
Title: Chief Legal Officer

PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO:

ProKidney Corp.

2000 Frontis Plaza Boulevard, Suite 250

Winston-Salem, North Carolina 27103

Attn: Todd Girolamo, Chief Legal Officer

ProKidney Corp.

2022 INCENTIVE EQUITY PLAN

Terms and Conditions of Option Grant

1.
GRANT OF OPTIONS. The Options have been granted to the Participant as an incentive for the Participant to continue to provide services to the Company and its Affiliates, including the Affiliate employing the Participant (the “Employer”), and to align the Participant’s interests with those of the Company. The Options are intended to qualify as “incentive stock options” under Section 422 of the Code. Each Option shall entitle the Participant to purchase from the Company, upon exercise as set forth in Section 4, a number of Shares as set forth above at the Exercise Price set forth above.

2.
VESTING. The Options shall be eligible to be earned and vest and become exercisable subject to satisfaction of the time-based and performance-based vesting conditions set forth on Appendix A.

(a)
All unvested Options shall be immediately forfeited upon the Participant’s Termination of Service for any reason, and all vested but unexercised Options may be exercised by the Participant for a period of 90 days following the date of Termination of Service (or, if earlier, the Expiration Date (as defined below)); provided that in the event of the Participant’s Termination of Service (i) due to death or Disability, any Options that have been earned due to satisfaction of the Performance Condition but have not vested shall immediately vest in full and the Participant (or the Participant’s Beneficiary, if applicable) may exercise such vested Options until the first anniversary of the date of Termination of Service (or, if earlier the Expiration Date) or (ii) by the Company for Cause, all vested Options shall be immediately forfeited.

(b)
For purposes of this Agreement, “Good Reason” shall have the meaning ascribed to such term in the Participant’s Service Agreement.

3.
OPTION TERM.

(a)
The term of the Options shall expire on the tenth anniversary of the Date of Grant (the “Expiration Date”), unless terminated earlier in accordance with this Agreement or the Plan. In no event may any portion of the Options be exercised after the Expiration Date.

(b)
Upon the Expiration Date, if all or any portion of the Options has not yet been exercised and if the Fair Market Value of a Share as of such date is greater than the sum of the Exercise Price and any applicable transaction fees, then the Company shall effect a “net exercise” of the Options under which the Company reduces the number of Shares otherwise issuable to the Participant upon such exercise by the number of Shares with an aggregate Fair Market Value equal to the aggregate Exercise Price.
4.
OPTION EXERCISE. To the extent that the Options have become vested and exercisable in accordance with Section 2, the Options may thereafter be exercised by the Participant,

in whole or in part, at any time or from time to time prior to the Expiration Date. To exercise the Options, the Participant must comply with Section 6 and:

(a)
deliver to the Company a written notice specifying the number of Shares to be purchased; and

(b)
remit the aggregate Exercise Price to the Company in full, payable in the manner determined by the Committee from time to time in its sole discretion, which may include: (A) in cash or by check, bank draft or money order payable to the order of the Company; (B) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon exercise of the Options and to deliver promptly to the Company an amount of the proceeds of such sale equal to the aggregate Exercise Price; (C) by a “net exercise” under which the Company reduces the number of Shares otherwise issuable to the Participant upon such exercise by the number of Shares with an aggregate Fair Market Value that equals the aggregate Exercise Price; or (D) any other method acceptable to the Committee.

5.
NONTRANSFERABILITY. No portion of the Options may be sold, assigned, transferred, encumbered, hypothecated, or pledged by the Participant, other than to the Company as a result of forfeiture of the Options as provided herein, unless and until payment is made in respect of vested and exercised Options in accordance with the provisions hereof and the Participant has become the holder of record of the vested Shares issuable hereunder, unless otherwise provided by the Committee. During the lifetime of the Participant, the Options may be exercised only by the Participant or the Participant’s guardian or legal representative.

6.
TAX AND WITHHOLDING.

(a)
Pursuant to rules and procedures that the Company or the Employer establishes, federal, state, local or foreign income or other tax or other withholding obligations arising in connection with the Options may be satisfied, in the Committee’s sole discretion, by having the Company or the Employer withhold Shares, by having the Participant tender Shares or by having the Company or the Employer withhold cash if the Company provides for a cash withholding option, in each case in an amount sufficient to satisfy the tax or other withholding obligations. Shares withheld or tendered will be valued using the Fair Market Value of the Shares on the date such obligation arises. Any withholding or tendering of Shares shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, and any withholding satisfied through a net-settlement of the Options shall be limited to the maximum statutory withholding requirements. The Participant acknowledges that, if he or she is subject to taxes in more than one jurisdiction, the Company or the Employer may be required to withhold or account for taxes in more than one jurisdiction.
(b)
The Options are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code; however, the Company and its Affiliates make no representation or guarantee that the Options will satisfy the requirements or otherwise qualify as “incentive stock options”, and the Participant understands and agrees that the Company and its Affiliates, including the Employer, shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that the Options do not qualify as “incentive stock options”. The Participant should consult his or her tax advisor regarding the consequences regarding the receipt, vesting, holding and exercise of the Options and the transfer of Shares acquired upon exercise. To the extent any portion of the Options does not so qualify as “incentive stock options”, such portion shall be deemed to be a Non-Qualified Stock Option. If the Participant intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Shares underlying the Options within the one-year period beginning on the day after the transfer of such Shares to the Participant, or within the two-year period beginning on the day after the Date of Grant, the Participant shall notify the Company within 30 days after such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

7.
RIGHTS AS SHAREHOLDER. The Participant will not have any rights as a shareholder of the Company or a holder of the Shares underlying the Options prior to exercise of the Options in accordance with the terms of this Agreement and the Plan.

8.
SECURITIES LAW COMPLIANCE. The Company may, if it determines it is appropriate, affix any legend to the share certificates representing Shares issued upon exercise of the Options and any share certificates that may subsequently be issued in substitution for the original certificates. The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable.

9.
COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon exercise of the Options (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

10.
MISCELLANEOUS.
(a)
No Right To Continued Employment or Service. This Agreement shall not confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate, including the Employer, or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or an Affiliate, including the Employer, to modify the terms of or terminate the Participant’s employment or service at any time.

(b)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the Options.

(c)
Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Options are subject to the terms and conditions of Section 18 of the Plan (regarding the cancellation or “clawback” of Awards).

(d)
Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(e)
Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time amend, alter, suspend, discontinue or terminate this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 5(c) and 12 of the Plan, no such action may, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Options granted pursuant to this Agreement, except (A) to the extent any such action is made to cause the Plan or the Options to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions in accordance with Section 18 of the Plan.

(f)
Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)
Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Participant concerning the Options granted hereunder and supersede all prior agreements and understandings.

(h)
Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Participant’s death, acquire any rights hereunder in accordance with this Agreement or the Plan.

(i)
Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(j)
Compliance with Section 409A of the Internal Revenue Code. The Options are intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. The Company reserves the right to modify the terms of this Agreement, including, without limitation, the payment provisions applicable to the Options, to the extent necessary or advisable to comply with Section 409A and reserves the right to make any changes to the Options so that the Options do not become deferred compensation under Section 409A.

Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or an Affiliate, including the Employer, be liable to the Participant on account of failure of the Options to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.

6

Appendix A

Vesting Conditions

1.
General.

(a)
The Options shall consist of three (3) equal tranches, each of which shall represent the right to purchase one-third (1/3) of the number of Shares subject to the Options set forth in this Agreement (each, a “Tranche”).

(b)
Subject to the terms of the Plan and this Agreement (including this Appendix A), each Tranche will vest only upon the satisfaction of both (i) the performance-based vesting conditions described in Section 2 of this Appendix A (the “Performance Condition”) and

(ii) the service-based vesting condition applicable to such Tranche described in Section 3 of this Appendix A (the “Service Condition”).

2.
Performance Condition.

(a)
The Performance Condition applicable to each Tranche of Options shall be satisfied and such Tranche shall become earned on the date during the Performance Period on which the Price Hurdle Achievement (as defined below) for such Tranche has occurred, as determined by the Committee (such date, the “Performance Achievement Date”). For the avoidance of doubt, any Tranche of the Options shall be forfeited to the extent that the Price Hurdle Achievement with respect to such Tranche has not occurred on or before the last day of the Performance Period, as determined by the Committee.

(b)
For purposes of this Agreement, the following terms shall have the following meanings:

(i)
“Performance Period” means the period commencing on July 11, 2022 and ending on July 11, 2027.

(ii)
“Price Hurdle” means the price per Share set forth in the table below (subject to adjustment in accordance with Section 5(c) of the Plan).

Tranche	Price Hurdle (per Share)
1	$15
2	$20
3	$25

(iii)
“Price Hurdle Achievement” means the date on which (A) the VWAP per Share during any twenty (20) Trading Day (as defined below) period during any thirty

(30) consecutive Trading Day period during the Performance Period exceeds

(B) the Price Hurdle applicable to such Tranche.

(iv)
“Trading Day” means a day on which trading in the Shares occurs on Nasdaq or other applicable national securities exchange.

(v)
“VWAP” means, for any Trading Day, the per share volume weighted average price of a Share as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Share on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The VWAP will be determined without regard to after-hours trading or any other trading outside of the primary trading session.

3.
Service Condition. For any Tranche of the Options that has satisfied the Performance Condition and becomes earned, the Service Condition applicable to such Tranche shall be satisfied and such Tranche of Options shall become vested in equal annual installments on each of the first three anniversaries of the Performance Achievement Date for such Tranche, subject in each case to the Participant’s continuous employment with the Company through each such vesting date.

4.
Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control (as defined in the Plan) prior to the end of the Performance Period: (i) with respect to any Tranche of the Options for which the Performance Condition has not been satisfied as of immediately prior to such Change in Control, the Performance Condition applicable to such Tranche shall be deemed satisfied (and such Tranche shall become earned) to the extent that the price per Share (plus the per share value of any other consideration) received by the Company’s stockholders pursuant to such Change in Control (the “Transaction Price Per Share”) equals or exceeds the Price Hurdle applicable to such Tranche, as determined by the Committee and (ii) with respect to any Tranche of the Options for which the Performance Condition has been satisfied (either prior to or in connection with such Change in Control) but for which the Service Condition remains unsatisfied as of immediately prior to such Change in Control, the Service Condition applicable to such Tranche shall be deemed satisfied in full and such Tranche shall become fully vested and exercisable. Notwithstanding anything to the contrary herein, if the Transaction Price Per Share is less than the Price Hurdle applicable to any Tranche for which the Performance Condition remains unsatisfied as of the date of such Change in Control, such Tranche of Options shall be forfeited and canceled in their entirety without any payment to Participant.

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